Third Point Re Announces Initial Loss Estimates of Third Quarter Catastrophe Activity
and Year to Date Investment Returns
Net losses from recent catastrophe events are expected to be less than $10 million
Net return on investments managed by Third Point LLC was 14.4% for the year to date through September 30, 2017
HAMILTON, Bermuda, October 4, 2017, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) announced today that its initial net loss estimate from third quarter catastrophes is expected to be less than $10 million.
"Third Point Re does not write any catastrophe excess of loss contracts and had only modest losses from the recent catastrophe events," commented Rob Bredahl, President and Chief Executive Officer of Third Point Re. "Our total return business model is to manage our investment portfolio for higher expected returns while avoiding highly volatile forms of reinsurance such as catastrophe excess of loss treaties and other event covers.  The estimated net investment return, as reported by our investment manager, on our more than $2.5 billion investment portfolio was 14.4% year to date through September and we estimate our total third quarter catastrophe losses at less than $10 million against total industry losses that many industry experts believe could exceed $100 billion."

About the Company
The Company is a public company listed on the New York Stock Exchange which, through its wholly-owned subsidiaries Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., writes property and casualty reinsurance business.  Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. each have an "A-" (Excellent) financial strength rating from A.M. Best Company, Inc.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company's control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company's expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) fluctuation in results of operations; (ii) more established competitors; (iii) losses exceeding reserves; (iv) downgrades or withdrawal of ratings by rating agencies; (v) dependence on key executives; (vi) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (vii) dependence on financing available through our investment accounts to secure letters of credit and collateral for reinsurance contracts; (viii) potential inability to pay dividends; (ix) inability to service our indebtedness; (x) limited cash flow and liquidity due to our indebtedness; (xi) unavailability of capital in the future; (xii) fluctuations in market price of our common shares; (xiii) dependence on clients' evaluations of risks associated with such clients' insurance underwriting; (xiv) suspension or revocation of our  reinsurance licenses; (xv) potentially being deemed an investment company under U.S. federal securities law; (xvi) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xviii) dependence on Third Point LLC to implement our investment strategy; (xix) termination by Third Point LLC of our investment management agreements; (xx) risks associated with our investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting our reputation; (xxii) Third Point Re and/or Third Point Reinsurance Company Ltd. potentially becoming subject to U.S. federal income taxation; (xxiii) potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; (xxiv) changes in Bermuda or other law and regulation that may have an adverse impact on our operations; and (xxv) other risks and factors listed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Third Point Reinsurance Ltd.
Manoj Gupta - Head of Investor Relations and President, Third Point Reinsurance (USA) Ltd.
+1 441-542-3333
investorrelations@thirdpointre.bm